CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 33-62697) and related Prospectus of Candie's, Inc. for the registration of 4,021,378 shares of its common stock and to the incorporation by reference therein of our report dated April 12, 1996 with respect to the consolidated financial statements of Candie's, Inc. and Subsidiaries included in its Annual Report (Form 10-KSB) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

New York, New York
May 15, 1996

                                                     /s/ Ernst & Young LLP

                                                         ERNST & YOUNG LLP